Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-126687


Prospectus Supplement No. 9
to Prospectus dated August 11, 2005
as amended effective April 13, 2007


                            Opexa Therapeutics, Inc.


                                2,986,767 SHARES

We are supplementing the prospectus dated August 11, 2005, as subsequently amended by Post Effective Amendment No. 8, effective April 13, 2007, to provide information contained in our:

   Quarterly Report on Form 10-QSB for the second quarter ended June 30, 2007

This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus dated August 11, 2005 as amended by Post Effective Amendment No. 8 effective April 13, 2007, with respect to the resale of the 2,986,767 shares of common stock, including any amendments or supplements thereto.

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     Investing in our common stock involves a high degree of risk. You should read carefully this entire prospectus, including the section captioned "Risk Factors" beginning on page 15, before making a decision to purchase our stock.

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     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                 The date of this Supplement is August 14, 2007